UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

STAAR Surgical Company

(Name of Registrant as Specified In Its Charter)

Broadwood Partners, L.P.

Broadwood Capital, Inc.

Neal C. Bradsher

Richard T. LeBuhn

Natalie R. Capasso

Raymond A. Myers

Jason J. Martin

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On October 6, 2025, Broadwood Partners, L.P., collectively with its affiliates, issued a press release, which contains a letter to the Board of Directors of STAAR Surgical Company (the “Company”), a copy of which is attached hereto as Exhibit 1 and incorporated herein by reference, and updated its website, www.LetSTAARShine.com, a copy of which is attached hereto as Exhibit 2 and incorporated herein by reference.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Broadwood Partners, L.P., Broadwood Capital, Inc., Neal C. Bradsher, Richard T. LeBuhn, Natalie R. Capasso, Raymond A. Myers and Jason J. Martin (collectively, the “Participants”) are participants in the solicitation of proxies from the stockholders of the Company in connection with the special meeting of stockholders scheduled for October 23, 2025 (including any adjournments, postponements, reschedulings or continuations thereof, the “Special Meeting”). The Participants have filed a definitive proxy statement on Schedule 14A (the “Definitive Proxy Statement”) and accompanying GREEN Proxy Card to be used in connection with any such solicitation of proxies from the Company’s stockholders for the Special Meeting. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE PARTICIPANTS HAVE FILED OR WILL FILE WITH THE U.S. SECURTIES AND EXCHANGE COMMISSION (THE “SEC”) BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ABOUT THE MATTERS TO BE VOTED ON AT THE SPECIAL MEETING AND additional information relating to the Participants and their direct or indirect interests, by security holdings or otherwise. The Definitive Proxy Statement and accompanying GREEN Proxy Card have been furnished to some or all of the Company’s stockholders and will be, along with other relevant documents, available at no charge on the SEC’s website at https://www.sec.gov/.

Information about the Participants and a description of their direct or indirect interests, by security holdings or otherwise, is contained on an amendment to Schedule 13D filed by the Participants with the SEC on September 26, 2025 and is available here.

Exhibit 1

Broadwood Partners Issues Letter to STAAR Surgical’s Board
Questioning Its Judgment in Proposed Sale to Alcon

Contends There Is No Business Justification for the Board’s
Decision to Sell the Company for $28 Per Share Now After
Rejecting $58 Per Share from Alcon Last Year

Encourages Shareholders to Vote “AGAINST” the Proposed Acquisition

NEW YORK--(BUSINESS WIRE)--Broadwood Partners, L.P. and its affiliates (collectively, “Broadwood”) today issued the following letter to the Board of Directors (the “Board”) of STAAR Surgical Company (“STAAR” or the “Company”) (NASDAQ: STAA). Broadwood, which owns 27.5% of STAAR’s outstanding common shares, continues to urge its fellow shareholders to vote on its GREEN Proxy Card “AGAINST” the proposed acquisition of STAAR by Alcon Inc. (“Alcon”) (NYSE: ALC).

Shareholders can find additional information at www.LetSTAARShine.com.

October 6, 2025

STAAR Surgical Company

25510 Commercentre Dr.

Lake Forest, CA 92630

Dear Members of the Board:

You have decided it is time to sell STAAR for $28 per share. As you know, we strongly disagree with that decision.

One thing we can surely agree on, however, is that this Board is, at best, one-for-two in making decisions about selling STAAR. With hundreds of millions of dollars of shareholder money at stake, that is not good enough.

Sixteen months ago, you decided not to sell the Company to Alcon for $58 per share in cash. You walked away from the table because of your belief in STAAR’s strong business prospects.1 Yet now, with little change in the market, management’s financial forecasts, or STAAR’s opportunities, you have decided to sell the Company for $28 per share.

“No” to $58.

“Yes” to $28.

As your largest shareholder, we believe the Board got it right the first time.

The Board wants shareholders to believe that its decision to sell the Company now, at less than half the price, was based on a reassessment of the Company’s business performance and outlook. But we cannot fathom how that could be.

The Company had a difficult few quarters, to be sure, as demand in China slowed temporarily and excess inventory was worked off. But now, STAAR’s prospects are sound, with sufficient cash, strong demand, new products ready to be launched, and cost savings opportunities to drive future profitability. In fact, if management’s own projections are achieved, the company will experience double-digit revenue growth and profit margins that are among the highest of any midsized medical technology company in the world. And those projections are consistent with the company’s prospects at the time you rejected $58 per share.

We can only assume that the Board does not believe in this management’s latest forecast. But shareholders have no reason to trust your assessment of the future. When you decided not to sell for $58 per share, for example, you evidently did not foresee the transitory troubles in China that would occur six months later. If you could not foresee a problem that was mere months away - and one that you now claim caused a collapse of enterprise value by more than 50% - why should any investor rely on your judgment or foresight today?

We continue to believe the business is far more valuable than $28 per share and the Company’s prospects are as bright as ever. We are disappointed with your one-for-two track record, which inspires no confidence.

For these reasons, we will vote against this transaction and are encouraging our fellow shareholders to vote “AGAINST” the deal too. When they do so, we believe shareholders will next need to address the poor judgment you have exhibited and consider how trust in the Company, its management team, and directors can be rebuilt and STAAR’s bright prospects can be realized.

Sincerely,

Neal Bradsher

Founder and President

Broadwood Capital, Inc., General Partner of Broadwood Partners, L.P.

About Broadwood

Broadwood Partners, L.P. is managed by Broadwood Capital, Inc. Broadwood Capital is a private investment firm based in New York City. Neal Bradsher is the President of Broadwood Capital.

Certain Information Concerning the Participants

Broadwood Partners, L.P., Broadwood Capital, Inc., Neal C. Bradsher, Richard T. LeBuhn, Natalie R. Capasso, Raymond A. Myers and Jason J. Martin (collectively, the “Participants”) are participants in the solicitation of proxies from the shareholders of STAAR in connection with the special meeting of shareholders scheduled for October 23, 2025 (including any adjournments, postponements, reschedulings or continuations thereof, the “Special Meeting”). The Participants have filed a definitive proxy statement on Schedule 14A (the “Definitive Proxy Statement”) and accompanying GREEN Proxy Card to be used in connection with any such solicitation of proxies from the Company’s shareholders for the Special Meeting. SHAREHOLDERS OF STAAR ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE PARTICIPANTS HAVE FILED OR WILL FILE WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ABOUT THE MATTERS TO BE VOTED ON AT THE SPECIAL MEETING AND ADDITIONAL INFORMATION RELATING TO THE PARTICIPANTS AND THEIR DIRECT OR INDIRECT INTERESTS, BY SECURITY HOLDINGS OR OTHERWISE. The Definitive Proxy Statement and accompanying GREEN Proxy Card have been furnished to some or all of STAAR’s shareholders and will be, along with other relevant documents, available at no charge on the SEC’s website at https://www.sec.gov/.

Information about the Participants and a description of their direct or indirect interests, by security holdings or otherwise, is contained on an amendment to Schedule 13D filed by the Participants with the SEC on September 26, 2025 and is available here.

[1]	Source: STAAR proxy statement on Form DEFM14A, filed with the SEC on September 16, 2025.

Contacts

Investor Contacts

John Ferguson / Joseph Mills

Saratoga Proxy Consulting LLC

jferguson@saratogaproxy.com

jmills@saratogaproxy.com

(212) 257-1311

(888) 368-0379

Media Contacts

Scott Deveau / Jeremy Jacobs

August Strategic Communications

Broadwood@AugustCo.com

(323) 892-5562

Exhibit 2